Exhibit 99.1

Bob Evans Announces Preliminary Results of Voting at Annual Stockholders’ Meeting

NEW ALBANY, Ohio – August 16, 2014 – Bob Evans Farms, Inc., (Nasdaq: BOBE) today announced that, based on the preliminary results reported by IVS Associates, Inc., the independent Inspector of Elections (“Inspector”) appointed for the Company’s August 20, 2014 Annual Meeting, eight incumbent nominees of the Bob Evans Board, and four nominees proposed by Sandell Asset Management, were elected to the Company’s 12-member Board at the Annual Meeting. The four Sandell nominees elected includes those elected to fill the two seats that had been left vacant by the Board following the retirement of two directors immediately prior to the 2014 Annual Meeting.

“The Board of Directors of Bob Evans welcomes the new directors and looks forward to their insights as the Board continues to serve the best interests of the Company and all Bob Evans stockholders,” said Steven A. Davis, Chairman and Chief Executive Officer of Bob Evans, “We appreciate the support, input and feedback that we have received from our stockholders over the past several months. We look forward to a smooth integration of our newest directors into the Board, as we continue to subject our financial and strategic plans to rigorous review to enhance value for all stockholders.”

Based on the preliminary results, the following nominees have been elected to the new Board: Douglas N. Benham, Steven A. Davis, Charles M. Elson, Michael J. Gasser, Mary Kay Haben, David W. Head, Kathleen S. Lane, Eileen A. Mallesch, Larry S. McWilliams, Kevin M. Sheehan, Michael F. Weinstein and Paul S. Williams.

Bob Evans also announced the preliminary results for the other proposals presented at the Annual Meeting, based on the preliminary report of the Inspector.

The stockholders approved amendments to the Company’s Restated Certificate of Incorporation (“Charter”) and the Amended and Restated By-laws (the “Bylaws”).

The amendments to the Charter were:

•	Article Twelfth of the Company’s Charter was amended to permit stockholders to remove directors by a majority vote of the common stock outstanding.

•	Article Thirteenth of the Company’s Charter was amended to permit stockholders to amend Article Twelfth governing director removal by a majority vote of the common stock outstanding.

The amendments to the Bylaws were:

•	Section 2.05 of the Company’s Bylaws was amended to permit holders of at least 25% of the common stock outstanding to request that the Company call a special meeting.

•	Section 3.13 of the Company’s Bylaws was amended to permit stockholders to remove directors by a majority vote of the common stock outstanding.

•	Section 8.01 of the Company’s Bylaws was amended to permit stockholders to amend any provision of our Bylaws by a majority vote of the common stock outstanding.

Stockholders also approved the advisory resolution on executive compensation, and the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Bob Evans will file a Form 8-K with the SEC with the preliminary results. The Company noted that the results reported today were preliminary and that either the Company or Sandell Asset Management, or both, may ask for a review and challenge session with the Inspector of Election, or may challenge the results using other legal methods. When the final results are certified, the Company will file an amended Form 8-K with the SEC.

About Bob Evans Farms, Inc.

Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the fourth fiscal quarter (April 25, 2014), Bob Evans Restaurants owned and operated 561 family restaurants in 19 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this letter that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Contact:

Scott C. Taggart

Vice President, Investor Relations

(614) 492-4954